Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2020, relating to the consolidated financial statements of Summit Midstream Partners, LP and subsidiaries (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 20, 2020